ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
AS OF MARCH 31, 2006
(in thousands)

	Historical	Adjustments		Pro-Forma
CURRENT ASSETS:
Cash and cash equivalents	$1,328	$7,963	(A)	$9,291
Inventories	5,599	(1,926)	(B)	3,673
Other current assets	1,619	463	(C)	2,082

Total current assets	8,546	6,500		15,046
PROPERTY AND EQUIPMENT, NET	6,984	—		6,984
INTANGIBLES AND OTHER ASSETS, NET	1,354	—		1,354

TOTAL	$16,884	$6,500		$23,384

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$8,360	$884	(D)	$9,244
Bank credit facility	1,000	(1,000)	(E)	—

Total current liabilities	9,360	(116)		9,244
TOTAL STOCKHOLDERS’ EQUITY	7,524	6,616	(F)	14,140

TOTAL	$16,884	$6,500		$23,384

See notes to unaudited pro forma consolidated condensed financial statements.

PF-1

ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2006
(in thousands, except per share data)

	Historical	Adjustments (G)	Pro-Forma (G)
NET SALES	$10,387	$5,737	$4,650
COST OF SALES	8,165	4,609	3,556

GROSS PROFIT	2,222	1,128	1,094

OPERATING EXPENSES:
Fulfillment	758	419	339
Marketing	1,541	851	690
General and administrative	2,859	1,579	1,280
Depreciation and amortization	878	485	393

Total Operating Expenses	6,036	3,334	2,702

OPERATING LOSS	(3,814)	(2,206)	(1,608)
OTHER INCOME (EXPENSE):
Interest Income (Expense), Net	(10)	(5)	(5)

NET LOSS	$(3,824)	$(2,211)	$(1,613)

NET LOSS PER SHARE (Basic And Diluted)	$(0.53)		$(0.23)

See notes to unaudited pro forma consolidated condensed financial statements.

PF-2

ODIMO INCORPORATED
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
(in thousands, except per share data)

	Historical	Adjustments (G)	Pro-Forma (G)
NET SALES	$51,841	$26,157	$25,684
COST OF SALES	39,310	19,905	19,405

GROSS PROFIT	12,531	6,252	6,279

OPERATING EXPENSES:
Fulfillment	3,620	1,827	1,793
Marketing	7,625	3,847	3,778
General and administrative	11,343	6,239	5,104
Depreciation and amortization	3,577	1,804	1,773
Goodwill impairment charge	9,792	—	9,792

Total Operating Expenses	35,957	13,717	22,240

OPERATING LOSS	(23,426)	(7,465)	(15,961)
OTHER INCOME (EXPENSE):
Interest Income (Expense), Net	(65)	(36)	(29)

NET LOSS	$(23,491)	$(7,501)	$(15,990)

NET LOSS PER SHARE (Basic And Diluted)	$(3.86)		$(2.67)

See notes to unaudited pro forma consolidated condensed financial statements.

PF-3

ODIMO INCORPORATED
NOTES TO UNUADITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Basis of Presentation
The unaudited pro forma consolidated condensed financial statements of Odimo Incorporated for the year ended December 31, 2005 and as of and for the three months ended March 31, 2006 are presented to show the effects of the disposition of the diamond and jewelry operations resulting from the sale by Odimo of certain specified assets to Ice.com, Inc. (“Ice.com”), including the domain name www.diamond.com, pursuant to the terms of that certain Asset Purchase Agreement dated as of May 11, 2006 by and among Odimo, Ice.com, and Ice Diamond, LLC. The pro forma financial statements are presented assuming that the disposition had occurred effective: (i) as of the beginning of each period in the accompanying statements of operations; and (ii) as of March 31, 2006 in the accompanying balance sheet.

Pro Forma Adjustments
The following pro forma adjustments have been made to the historical financial statements:

(A)	Reflects the cash proceeds from the sale of the assets, net of payment of the bank credit facility and escrow deposit.

(B)	Reflects the sale of diamond and jewelry inventory at cost.

(C)	Reflects the escrow deposit of $500,000 net of $37,000 for packaging and supplies inventory sold.

(D)	Reflects an accrual for expenses associated with the transaction, including professional fees.

(E)	Reflects the payment of the bank credit facility.

(F)	Reflects the gain on sale of the assets, net of transaction costs. Includes the accrual of additional costs related to the disposition of the diamond and jewelry business including employee severance costs, the write-off of packaging and supplies, and other costs related to the sale of the assets.

(G)	Reflects the disposition of the diamond and jewelry operations effective as of the beginning of each period. Does not include the sales of watches ($1,900,000 for the year ended December 31, 2005 and $430,000 for the three months ended March 31, 2006) which will continue to be sold on the Company’s remaining websites.

PF-4